EXHIBIT 99.1

                   ENAMELON, INC. SEEKS CHAPTER 11 PROTECTION




CRANBURY, NEW JERSEY, SEPTEMBER 12, 2000. ENAMELON, INC. announced today that it has consented to the entry of an Order for Relief by the United States Bankruptcy Court for the District of New Jersey and converted the involuntary petition filed against it on July 14, 2000 to a voluntary petition pursuant to Chapter 11 of the United States Bankruptcy Code. The Company also presented a request for Emergent Financing by Church & Dwight Co., Inc. to the United States Bankruptcy Court.

On August 30, 2000 Church and Dwight Co., Inc. obtained as assignment of the finance agreements and secured position previously held by the CIT Group/Business Credit Finance, Inc. in the company's assets.

Enamelon, Inc. is focused on developing and licensing proprietary formulations and technologies designed to provide the active ingredient fluoride in a formulation containing soluble calcium and phosphate to remineralize and rebuild weakened tooth enamel. The Company's offices are located in Cranbury, New Jersey.

THIS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND THEREFORE IT NECESSARILY INVOLVES RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: ACCEPTANCE OF THE COMPANY'S PRODUCTS BY CONSUMERS; THE INHERENT LIMITATIONS OF MARKET RESEARCH; DECLINES IN THE COMPANY'S SALES FROM CURRENT LEVELS; THE SUCCESS OF THE COMPANY'S MARKETING PROGRAM; THE COMPANY'S ABILITY TO ATTRACT ADDITIONAL FINANCING, AS NECESSARY TO MAINTAIN ITS OPERATIONS UNTIL IT BECOMES PROFITABLE; AND CHANGES IN GOVERNMENT REGULATIONS AS THEY APPLY TO THE COMPANY'S PRODUCTS. THESE AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM S-1 AND FORM S-3 REGISTRATION STATEMENTS. ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999, AND 1999 QUARTERLY REPORTS ON FORM 10-Q.